Exhibit 10.1

XILINX MASTER DISTRIBUTOR AGREEMENT

THIS XILINX MASTER DISTRIBUTOR AGREEMENT (this “Agreement”) is effective as of the 27th day of July 2005 (“Effective Date”), by and between Xilinx, Inc., Xilinx Ireland Unlimited, Xilinx Asia Pacific Pte. Ltd. (collectively and individually, “Xilinx”), and Avnet, Inc. (“Distributor”).

RECITALS

Xilinx is engaged in the business of developing, manufacturing and marketing certain integrated circuits and related products and services;

Distributor is engaged in the business of marketing and selling electronic devices in the Territory (as defined below);

Xilinx and Distributor desire to enter into this Agreement for the term stated in Article 3 in accordance with the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in view of the Recitals and in consideration of the obligations and undertakings set forth below, Xilinx and Distributor agree as follows:

1.             DEFINITIONS

1.1           “Affiliates” means an entity that controls or is controlled by a party hereto or is under common control with a party hereto.  For this purpose, “control” means that more than fifty percent (50%) of the controlled entity’s shares or ownership interest representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by the controlling entity.

1.2           “Custom Product” means Xilinx’s non-standard semiconductor devices such as Hardwire™ and EasyPath™, engineering samples (marked “ES”), die, and devices made pursuant to customer specifications, and devices for which there is no alternative distribution channel.  Custom Products are excluded from this Agreement unless incorporated by Addendum.

1.3           “Guidelines” mean the policies and procedures that Xilinx posts on its “Sales Partner” website (under Channel Management) and updates from time to time.

1.4           “Price” means Distributor’s Cost for any Products ordered pursuant to this Agreement as set forth in price purchase schedules, bulletins, Xilinx quotations, the Price Book and identified therein as “Distributor Cost.”

1.5           “Price Book” means Xilinx’s periodic publication containing schedules of available Products, Prices, and Xilinx’s standard terms and conditions for sale of Products.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

1

1.6           “Product” means Xilinx’s standard semiconductor logic devices listed in Xilinx’s Price Book and as otherwise provided at Xilinx’s discretion.

1.7           “Specifications” mean Xilinx’s technical data sheet published on its website as may be modified from time to time.

1.8           “Territory” means a geographic location(s) or customer account(s) in which Distributor has rights to sell Product pursuant to the terms of this Agreement as designated in Exhibit A, attached hereto and incorporated herein by reference.

1.9           “Xilinx Designated Location” means Xilinx’s warehouse or the warehouse of any third party providing warehouse services to Xilinx.

2.             APPOINTMENT/TERRITORY

Xilinx hereby appoints Distributor and Distributor hereby accepts the appointment, as the non-exclusive distributor for the sale of Products in the Territory.  It is the intention of the parties that the Affiliates of Distributor identified on Exhibit A shall be bound by the terms of this Agreement.

3.             TERM

This Agreement shall continue in force for a period of [* * *] from the Effective Date (the “Term”) hereof unless terminated earlier pursuant to the terms hereof, and shall automatically be renewed thereafter for additional [* * *] periods at all anniversary dates hereof unless this Agreement is otherwise terminated as elsewhere provided herein.

4.             OBLIGATIONS AND RESERVED RIGHTS OF XILINX

4.1           Xilinx shall keep Distributor informed on a timely basis of changes and innovations in performance, uses and applications of all Products.

4.2           Xilinx shall provide training opportunities in marketing the Products to personnel identified by Distributors.  Such training shall be held through methods and at the times and locations as mutually agreed by the parties.

4.3           Xilinx, at its expense, shall periodically provide Distributor with reasonably sufficient quantities of Xilinx’s advertising and promotional materials, pricing information and technical data related to the Products.

4.4           Xilinx reserves the rights to market, solicit, and make direct and indirect sales of the Products and Custom Products in the Territory and to appoint other non-exclusive distributors of the Products and Custom Products in the Territory.

5.             DISTRIBUTOR GUIDELINES

5.1           The Guidelines are hereby incorporated in this Agreement and made a part hereof.  Xilinx has the right to amend the Guidelines without Distributor’s consent if Distributor’s obligations remain substantially unaffected or such changes are compulsory by law.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

5.2           Xilinx shall give notice of amendments by individual e-mail communication and on its website.

5.3           Distributor can object to an amendment to the Guidelines that does not meet the criteria of Section 5.1 within a period of four (4) weeks after the notification of the amendment.  If Distributor does not object to the amendment within this period, it shall come into effect.

5.4           If Distributor objects to the amendments to the Guidelines, specifying the provisions objected to and giving reasons in writing within the four-week period, the dispute will be escalated for resolution during such time the Guidelines that were in effect prior to such objectionable amendments shall remain valid for Distributor.

5.5           Any conflict between this Agreement and the Guidelines will be resolved in favor of the Agreement.

6.             DUTIES OF DISTRIBUTOR

6.1           Distributor shall use its reasonable commercial efforts commensurate with its overall business to vigorously promote the sale of the Products.

6.2           Both parties mutually agree to take steps to stock Distributor’s inventory of the Products in [* * *] with the intent of maintaining [* * *] percent [* * *] of Distributor’s inventory in those [* * *] from the Effective Date.  Distributor shall be eligible for Xilinx’s inventory relief program pursuant to Addendum A.

6.3           Distributor shall send to Xilinx by electronic means point of sale, inventory, and end customer backlog reports, transaction data, and business performance metrics in the form and in the time frame requested by Xilinx in the Guidelines.

6.4           Distributor agrees to follow Xilinx’s policies stated in the Guidelines with regard to adhering to GAAP (Generally Accepted Accounting Principles).

6.5           If the Products include semiconductor devices that Distributor or a subcontractor of Distributor programs as a service to its customer, Distributor shall indicate to its customer that such Products have been programmed and Distributor warrants that all programming performed on the Products by Distributor shall be performed in a workmanlike manner and in accordance with the instructions and specifications for such programming.  Programming shall be conducted only at certified locations with the intent of [* * *] from the Effective Date.

6.6           Distributor assumes all responsibility for defects in and damage caused to and/or by such Products resulting from improper or incomplete programming.

6.7           Distributor shall trace its sales of the Products to customers by sorting and tracking such sales according to ordering part number (including speed grade designators and packaging including the number of pins and/or balls).  In addition, Distributor shall make reasonable commercial efforts to trace lot code and/or date code within a time frame to be mutually agreed.  Xilinx shall provide this information on either the Product’s top mark or the box label bar code.  Distributor further agrees to provide Xilinx with a written report sorting and tracing the Products according to the criteria designated by Xilinx within twenty-four (24) hours of receipt of Xilinx’s written request.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

6.8           Distributor shall not seek customers or advertise the Products outside the Territory or establish any sales office, repair, support or maintenance facilities outside the Territory without the prior written consent of Xilinx.

6.9           Distributor shall ensure that it does not employ child labor, its employees and contractors are ensured their individual human rights, that they are advised of the basic terms and conditions of their employment, that they receive wages that are at least the legislated minimum, that workers are not subject to unlawful discrimination and that working conditions are healthy and safe in all respects.

7.             PRICE/PRICE CHANGE

7.1           Prices are subject to change by Xilinx at any time.  Price changes shall be effective upon publication and not less than five (5) days prior written notice to Distributor.

7.2           In the event that Xilinx decreases the Price of any Product, Distributor will be entitled to an adjustment equal to the difference between the Price paid by Distributor, net of any prior adjustments granted by Xilinx, and the new decreased Price for the Product multiplied by the quantity of such Product in Distributor’s inventory on the effective date of the reduction. In the event that Xilinx increases the Price of any Product as a result of error or change in pricing strategy, Xilinx will notify Distributor of the same, and Distributor may either (i) accept such increase in Price, whereupon Xilinx be entitled to an adjustment equal to the difference between the Price paid by Distributor, net of any prior adjustments granted by Xilinx, and the new increased Price for the Product multiplied by the quantity of such Product in Distributor’s inventory on the effective date of the increase or (ii) return all or a portion of the applicable inventory of Product to Xilinx.  Similar price adjustments will also be made on all such Products in transit to Distributor on the effective date of such Price change.

7.2.1        Distributor shall submit to Xilinx, on the later of thirty (30) working days after receiving notice of such Price change or after the effective date of such Price change, a Product inventory report as of the effective date of such Price change and the net dollar value of the Price adjustment.

7.2.2        Xilinx shall be deemed to have verified the Product inventory report and the net dollar value of the adjustment unless Xilinx contests the same in writing within thirty (30) days after receiving such report.  Uncontested claims for Price adjustments shall be applied to Distributor’s account as of the effective date of such Price change.

7.2.3        All Products shipped on or after the effective date of any price change will be shipped and invoiced at the price in effect at the time of shipment.

7.3           All monetary transactions between Distributor and Xilinx will take place in US Dollars.

8.             TAXES

8.1           Prices are exclusive of all federal, state, municipal or other government, excise, use, occupational, sales, goods and services, value added or like taxes or duties now in force or enacted in the future (other than taxes levied on Xilinx’s income) that Xilinx may be required to collect or pay upon sale or shipment of the Products (collectively, “Taxes”).

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

8.2           Distributor agrees to pay all Taxes unless Distributor is exempt therefrom.  If Distributor claims that it is exempt from Taxes, Distributor will provide Xilinx with an exemption resale certificate or other appropriate evidence to show that it is exempt from the relevant Taxes.  In the event Xilinx is required to pay any Taxes at the time of sale or thereafter, Distributor agrees to reimburse Xilinx therefor.

9.             PAYMENT/SETTLEMENT

9.1           Payment terms for all Products purchased hereunder by Distributor shall be net [* * *] days from date of invoice; provided, however, Xilinx reserves the right to require different payment terms based on credit reviews of Distributor from time to time, including, but not limited to, the execution of a security agreement as deemed appropriate by Xilinx.  Further, Xilinx reserves the right to charge interest at the rate of one percent (1.0%) per month on the outstanding balance of all undisputed invoices more than [* * *] days past due.

9.2           Distributor shall notify Xilinx in writing if it disputes any invoice or adjustment within ten (10) days of the date thereof and provide Xilinx with a detailed accounting of its basis for disputing such invoice or adjustment.  The parties shall use reasonable efforts to resolve the dispute within forty-five (45) days of the date Xilinx was notified of the dispute.

9.3           All financial transactions with respect to RMAs (including stock rotations) under this Agreement shall be settled within [* * *] days.  Distributor agrees not to engage in [* * *] of any such transactions with Xilinx.

9.4           With respect solely to operations conducted by Distributor in [* * *], Xilinx offers the Currency Exchange Rate Risk Sharing Program as set forth in Addendum B.

10.      WARRANTY OF TITLE

10.1         Xilinx warrants the title to all Products to be sold to Distributor hereunder and warrants that such Products are not subject to any security interests, liens or other encumbrances.

10.2         Xilinx owns all title and interest in and/or has all necessary rights to the Products which are now or may hereafter be subject to this Agreement and all patents, trademarks, trade names, copyrights, trade secrets and mask work rights applicable to the Products.

11.      SHIPMENT, TITLE & RISK OF LOSS

11.1         Except where otherwise agreed in writing, shipping terms shall be FCA (Xilinx Designated Location) (INCOTERMS 2000), and Distributor shall pay all applicable freight, insurance, duties, and import charges for delivery of the Product from the Xilinx Designated Location to the location specified by Distributor. Products shipped to the United States will be FOB (Xilinx Designated Location) within the United States. Distributor shall have the right to designate the common carrier to which Xilinx shall tender the Product at the Xilinx Designated Location, and, in absence of such specification by Distributor, Xilinx shall select the carrier in its reasonable discretion.

11.2         Title and risk of loss shall pass to Distributor immediately upon tender of the Product to the freight forwarder or carrier at the Xilinx Designated Location.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

12.      PURCHASE ORDERS AND ORDER CHANGES

12.1         All purchases of Products pursuant to this Agreement shall be made by issuance of Purchase Orders and shall be subject to the terms and conditions of this Agreement.

12.2         Purchase Orders shall state unit quantities, unit descriptions, applicable prices, requested delivery dates and shipping instructions.  Distributor shall use commercially reasonable efforts to provide firm quantity and shipment releases consistent with Xilinx’s then-current lead times for Products ordered.  All Purchase Orders are subject to acceptance by Xilinx and Xilinx reserves the right to refuse any order or requirements of Distributor.

12.3         Distributor may change or cancel orders or reschedule Shipment Dates for any Products ordered, provided that Distributor notifies Xilinx at least thirty (30) days prior to the current Shipment Date. “Shipment Date” means the date on which the Products are to be shipped from the Xilinx Designated Location.  Notwithstanding the above, on an exception basis, Distributor may cancel erroneous Purchase Orders within five (5) days of issuance thereof.

12.4         Distributor considers “On-Time-Delivery” to be [* * *] days early, and [* * *] days late. In cases where the Distributor’s required dock date precedes Xilinx’s most current acknowledgment, and where Xilinx can improve the shipment response, Xilinx will ship accordingly without prior notification to Distributor.  In the event Distributor’s customer cancels an order with Distributor due to Xilinx late delivery, Distributor may cancel the order at no cost.

13.      EXPORT/REEXPORT

13.1         Distributor shall be responsible for obtaining all export and import consents and licenses in connection with the purchase and resale of the Products under this Agreement.

13.2         Distributor agrees that without a Bureau of Industry Security (BIS) Export License or a valid License Exception, it shall not: re-export or release any/all Product, technology, software, or source code for the software to a company and/or a national of a country in Country Groups D:1 or E:2 (refer to countries in the below groups) as amended from time to time by the BIS (see http://www.bis.doc.gov); export the direct product of the technology or software to these countries, if such foreign produced direct product is subject to national security controls as identified on the Commerce Control List; if the direct product of the technology is a complete plant or any major component of a plant, export the direct product of the manufacturing plant or major component thereof to these countries when the foreign produced direct product is subject to the BIS Rules and Regulations.

13.2.1      D:1 Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, China (PRC), Estonia, Georgia, Kazakhstan, Kyrgyzstan, Laos, Latvia, Lithuania, Macau, Moldova, Mongolia, Romania, Russia, Tajikstan, Turkmenistan, Ukraine, Uzbekistan , Vietnam; and

13.2.2      E:2  Cuba, Iran, Libya,  North Korea, Sudan and Syria.

13.3         Distributor further agrees to make reasonable commercial efforts to ensure that Product, technology, software, or source code supplied hereunder will not be used directly or indirectly in the design,

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

manufacture or development of nuclear, chemical or biological weapons, nor used by nuclear end-users/end-uses.

13.4         Distributor further agrees that, in connection with the resale of Products to local defense-related companies, that the Distributor will comply with the Export/Re-export Rules and Regulations administered by the U.S. Department of Commerce – Bureau of Industry and Security and the terms of Xilinx’s Export Compliance Agreement Letter to be signed separately.

14.      STOCK ROTATION/RETURN PRIVILEGE

14.1         Except as otherwise indicated in this Section 14, and subject to Xilinx approval, Distributor may return, freight payable by Distributor and risk of carriage borne by Distributor, a quantity of Products to Xilinx for credit provided that (1) the total dollar value of the credit shall not exceed [* * *] percent [* * *] of the dollars invoiced by Xilinx to Distributor (or such percentage identified in the Guidelines, if different) computed on a global basis, net of any adjustment, during a three-month period as mutually agreed by the parties; (2) the Products to be returned have been in Distributor’s inventory at least thirty (30) days; (3) Distributor does not have a current backlog of orders with Xilinx for such Products; (4) the Product has not otherwise been designated as non-cancelable/non-returnable (NCNR); (5) the Product is in its original sealed bags (“Original Condition”) (including quantities in smallest original cartons); and (6) the Product has not been out of Distributor’s possession or control since receipt from Xilinx at the Xilinx Designated Location.  Such returns shall be made in one shipment and within thirty (30) days after the applicable quarter. Once per year, in a quarter designated by Xilinx, Distributor may return Product that is not in its original condition but otherwise meets the conditions of (1)-(4) and (6) of this Section 14.1.

14.2         The credit to be issued in respect of each such Product returned shall be issued by Xilinx within thirty (30) calendar days after receipt of such Product by Xilinx and shall be issued in the amount of the actual Price charged net of any prior adjustments granted by Xilinx to Distributor for such Product.  All Products returned in accordance with this provision must be in Original Condition, and packaged for returned pursuant to Xilinx’s then-current specification.

14.3         Up to no more than [* * *] percent [* * *], of the dollars invoiced by Xilinx to Distributor, once per quarter Distributor may scrap particular Product such as small quantity returns not requiring an RMA (as defined in Article 16.2), Products with bent leads and programming errors. Distributor shall not include as “scrap” any Product that is designated as NCNR (as defined in Article 18.3.2). Distributor must present a certificate of destruction for all scrapped Product.

14.4         Notwithstanding the above, Distributor will retain all “New Product” for an initial six (6) month period prior to returning any such “New Product” to Xilinx for credit pursuant to Section 14.1 above. For purposes of this paragraph, a “New Product” is a Product that is newly introduced by Xilinx to the market.

15.      WARRANTY

15.1         Xilinx warrants the Products in accordance with its standard warranty as set forth in Exhibit B (“Limited Warranty”). Distributor agrees to use reasonable commercial efforts to provide a copy of Xilinx’s standard warranty to Distributor’s customers along with every Product sold.  The warranty period as stated in Exhibit B shall begin to run with respect to Distributor’s customer upon delivery of the Product to the customer.  In the absence of a warranty specific to Custom Product, Xilinx’s standard warranty shall apply.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

15.2         Distributor shall, at its own cost and expense, indemnify and defend Xilinx against all claims, damages, and losses if Distributor provides any warranty that exceeds the scope of Xilinx’s warranty, to such extent that such claims, damages and losses exceed Xilinx’s liability under its standard warranty.

15.3         EACH PARTY’S LIABILITY UNDER ITS WARRANTY SHALL, TO THE EXTENT PERMITTED BY LAW, BE LIMITED TO A REFUND OF THE CUSTOMER’S OR END USER’S PURCHASE PRICE.  IN NO EVENT SHALL A PARTY BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE CUSTOMER OR END USER OR FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY.

15.4         THE EXCLUSION OR LIMITATION OF LIABILITY UNDER WARRANTIES GIVEN IN THIS AGREEMENT INCLUDING THOSE SPECIFIED IN EXHIBIT B HERETO IS MADE ONLY TO THE EXTENT PERMITTED BY APPLICABLE LAW AND, WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING, NO SUCH PARTY SO EXCLUDING OR LIMITING ITS LIABILITY EXCLUDES OR LIMITS ITS LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY ITS NEGLIGENCE OR DEFECTIVE PRODUCTS.

16.      NON-CONFORMING PRODUCTS

16.1         Notwithstanding any other provision of this Agreement or of any Exhibit hereto, Distributor may return for full credit, any and all Products found to be non-conforming with Xilinx’s standard warranty within the warranty period. If Products are found to be non-conforming upon initial inspection, such Products must be returned to Xilinx, freight collect, within ninety (90) days of written notice to Xilinx of the inspection, but no later than six months after delivery thereof in order to be eligible for credit.

16.2         Any Product returned as non-conforming must first receive a Return Material Authorization (RMA) number from Xilinx.  Once an RMA is received, Product may be shipped to Xilinx either by Distributor or directly by a customer pursuant to Xilinx’s then-current RMA policy.  Returned Product must be packaged pursuant to Xilinx’s then-current specification.

17.      PRODUCT CHANGES AND DISCONTINUATION

17.1         Xilinx reserves the right to change the form fit or function of the Product at any time.  In the event of product changes, Xilinx shall issue a Product Change Notification (“PCN”) in accordance with Xilinx’s then-current policy.

17.2         Xilinx may discontinue the manufacture and/or sale of any Product.  In the event of any such discontinuance, Xilinx shall issue a Product Discontinuation Notification (“PDN”) in accordance with its then-current policy. Distributor shall return such Products within thirty (30) days after the LTB date, and shall receive full credit for all such Products so returned.  Any such credit shall be in the amount of the Price paid by Distributor for the discontinued Products net of any prior adjustments.  All freight charges shall be paid by Distributor and Distributor shall package product in accordance with Xilinx’s then-current specification. Any Product held by Distributor after the LTB date cannot be returned to Xilinx for any reason except under a bonafide warranty claim.

17.3         Xilinx shall give Distributor at least ninety (90) days advance written notice of engineering changes or any reclassification of Products that will affect the form, fit, or function of any Products in Distributor’s inventory.  If these changes or reclassifications, in Distributor’s sole judgment, will adversely affect the sale

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

of Distributor’s inventory of such Products once the changes or reclassifications are implemented, then Xilinx shall cooperate with Distributor to sell such affected inventory.  If, after the aforementioned efforts (but in no event later than one hundred twenty (120) days after the first public announcement of such change or reclassification or the first shipment of the changed or reclassified Product, whichever occurs first), any of the affected Product still remains in Distributor’s inventory, Xilinx agrees, at Distributor’s election to (a) replace it with upgraded Products, or (b) repurchase any or all of the affected inventory at Distributor’s actual net invoice cost less any prior credits.  Xilinx shall pay all freight charges associated with return of affected Products to Xilinx and/or shipment of upgraded Products to Distributor.

18.      TERMINATION

18.1         This Agreement may be terminated at any time, without cause, by either party upon giving the other party at least [* * *] days prior written notice.  Such termination shall be effective on the date stated in the said notice or, if none stated, [* * *] days after the date of notice.  Distributor is obligated to inform customers of the termination of its rights to distribute the Product.

18.2         This Agreement may be terminated immediately for cause by either party in the event the other party:

18.2.1      shall become insolvent;

18.2.2      is unable to pay its debts as they fall due;

18.2.3      ceases to function as a going concern or to conduct its operations in the normal course of business;

18.2.4      assigns or transfers, either voluntarily or by operation of law, any or all of its rights or obligations under this Agreement without having obtained the prior written consent of the other party;

18.2.5      upon the filing of a petition by or against it under any applicable bankruptcy or insolvency law, fails to tender to the other party a guarantee of its obligations under this Agreement by a person, firm or other entity having a net worth of at least 85% of its own net worth as of the commencement of this Agreement, such guarantee to be in a form satisfactory to the other party;

18.2.6      fails to perform any of its obligations under this Agreement, including all Exhibits and the Guidelines, so as to be in default hereunder and fails to cure such default within thirty (30) days after written notice thereof; or

18.2.7      terminates the Non-Disclosure Agreement attached hereto as Exhibit C.

18.3         In the event either party terminates for its convenience or for any reason other than those listed in Section 18.2, Xilinx shall repurchase, at Distributor’s election, any or all unsold Products in Distributor’s inventory or in transit to Distributor on the effective date of termination, along with any or all technical and promotional material designed to promote the sale of the Products. In the event Xilinx terminates for its convenience or for any reason other than those listed in Section 18.2, or Distributor terminates for cause, then all freight charges associated with such repurchase of Products under this Article 18 shall be paid by Xilinx.  In the event Distributor terminates for its convenience or for any other reason other than those listed in Section 18.2, or Xilinx terminates for cause, then such freight charges shall be paid by Distributor.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

18.3.1      Within ten (10) days of receipt of notice of termination, Distributor shall advise Xilinx of the inventory it expects to have on hand as of the effective date of termination and identify what part of such inventory Distributor intends to return;

18.3.2      Any and all Product that Distributor elects to retain shall be non-cancelable, non-returnable (“NCNR”) to Xilinx;

18.3.3      The repurchase price for such unsold Products and other material shall be the actual Price paid by Distributor less any prior credits or adjustments.  All freight charges associated with such repurchase of Products under this Section 18.3 shall be paid by Distributor and all Product must be in Original Condition and returned in original cartons or the equivalent (including quantities in smallest original cartons).

18.4         After any termination of this Agreement Xilinx agrees to sell to Distributor any Products which Distributor is contractually obligated to furnish to a customer and which Distributor does not have in its inventory, provided that Distributor orders such Products within ten (10) days after the effective date of termination.  Any Product sold to Distributor under this Section 18.4 is NCNR.  Additionally, Distributor agrees to provide Xilinx with point of sale information on all post-termination customer transactions.

18.5         In the event this Agreement is terminated for any reason with outstanding credits existing in favor of Distributor, Xilinx shall promptly refund cash to Distributor in the amount of the outstanding credits for affected Products to Xilinx.

18.6         In the event of a termination for any reason, Distributor agrees to cooperate with Xilinx in the transfer of customer data and all other things necessary to ensure a smooth transition and minimize any disruption in the supply of Products to the customer.

19.      CONFIDENTIALITY

19.1         The parties hereto have entered into a separate Non-Disclosure Agreement (the “NDA”), attached hereto as Exhibit C, the terms of which shall govern the rights and obligations of the parties with respect to confidential information disclosed by either party.

19.2         Distributor acknowledges its obligation under the NDA to ensure that all of its employees having access to information in connection with the Product shall be bound by confidentiality obligations that protect from unauthorized disclosure the confidential and/or proprietary information of Xilinx and its customers with at least the same degree of care that Distributor gives to its own confidential information, but no less than reasonable care.  Distributor further agrees to indemnify Xilinx and its customers (collectively the “Indemnitees”) for any and all losses, whether tangible or intangible and without regard to the nature thereof, that are incurred by the Indemnitees as a result of a breach by any of its employees of its confidentiality obligations under the NDA.

20.      INTELLECTUAL PROPERTY INDEMNIFICATION

20.1         Except as stated herein, Xilinx agrees, at its own expense, to defend, hold harmless, and indemnify against claims, demands, or proceedings before a court of competent jurisdiction (collectively “Claims”) instituted against Distributor, its successors and assigns, (“Indemnitees”) from all loss, damages, costs and expenses (including reasonable attorney’s fees and costs of establishing rights to indemnification) which may be

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

incurred by an Indemnitee based on an alleged infringement by Product of valid patents, copyrights or mask work rights of third parties, or any alleged disclosure or misuse by Xilinx of trade secrets of a third party in connection with the design or production of Product.  The Indemnitees agree to permit Xilinx through its counsel to defend or settle the same, in its sole discretion, and give Xilinx all necessary information, assistance and authority required thereby.  If, as a result of a Claim, Distributor is enjoined from selling of a Product purchased from Xilinx, Xilinx shall, at its election, (i) secure for Distributor the right to sell the Product, (ii) provide Distributor with replacement Product that is non-infringing, or (iii) if Xilinx cannot secure such rights or provide such replacement Product on commercially reasonable terms, refund to Distributor the price paid for such Product and discontinue supply of such Product.  THIS SECTION STATES THE ENTIRE LIABILITY OF XILINX AND THE SOLE AND EXCLUSIVE REMEDY OF DISTRIBUTOR WITH RESPECT TO CLAIMS RELATING TO THE PRODUCTS.  EXCEPT AS EXPRESSLY STATED IN THIS SECTION, ALL WARRANTIES AGAINST INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, STATUTORY, EXPRESS, OR IMPLIED ARE HEREBY EXPRESSLY DISCLAIMED.

20.2         Exclusions; Infringement Indemnification by Distributor. Xilinx shall not be liable for any costs or expenses incurred without its prior written authorization, and shall have no obligation or liability for any Claim arising out of: (i) modifications to Product made by any party other than Xilinx or modifications made by Xilinx at the request of Distributor; (ii) the use or incorporation in Product of any design, technique, or specification furnished by a third party; (iii) the combination or incorporation of Product, or of cores or elements of a Product, with any circuitry, software, device, subassembly, system, or materials not supplied by Xilinx.

20.3         Definition: For purposes of this Article 20, “Product” means Xilinx’s standard semiconductor logic devices listed in Xilinx’s Price Book, as updated from time to time.  Product does not include software, firmware, cores, or EasyPath products.

21.      GENERAL INDEMNIFICATION

21.1         Xilinx and Distributor each agree to indemnify and hold the other harmless from and against any and all claims, damages and liabilities asserted by any person of entity resulting directly from any breach by it, or by any of its employees or agents, of any of its warranties in this Agreement, or from any negligent or affirmative act or omission of any of its employees or agents.  Such indemnification shall include the payment of all reasonable attorney’s fees and other costs (including the cost of establishing rights to indemnification) incurred by the party seeking indemnification in defending such claims.

21.2         Notwithstanding any other provision of this Agreement or any Exhibit or Appendix hereto, Xilinx agrees indemnify and hold the Distributor harmless of and from any and all liabilities, losses, damages (including costs, expenses and attorney’s fees, and costs of establishing rights to indemnification) resulting from any claim of Distributor’s customers or any other third party, including employees of Distributor or Xilinx, for death, personal injury, breach of warranty, or damage to property arising out of the Products or the use or operation thereof.  Xilinx, at its sole costs and expense, agrees to defend any and all claims, actions, suits or proceedings brought against Distributor in connection therewith, upon notice of the pendency thereof, and to pay and satisfy any and all judgments, costs, attorney’s fees, awards or recoveries relating thereto.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

22.      INSURANCE

22.1         Distributor shall, at its own expense, at all times during the Term of this Agreement and after its termination, provide and maintain in effect those insurance policies together with any other insurance required by law in any jurisdiction where Distributor sells the Products under this Agreement.  Such policies shall be issued by insurance companies authorized to do business in the jurisdiction where Distributor’s obligations are to be performed. In no way do these minimum requirements limit the liability assumed elsewhere in this Agreement. Distributor agrees to provide Xilinx with Certificates of Insurance and/or name Xilinx as an additional insured upon request.

22.2         Distributor shall provide workers’ compensation insurance as required by any applicable law or regulation and, in accordance with the provisions of the laws of the nation, state, territory or province having jurisdiction over Distributor’s employees. If any such applicable jurisdiction has a social scheme to provide insurance or benefits to injured workers, Distributor must be in full compliance with all laws thereof. Distributor must provide employer’s liability insurance in amounts not less than the local currency equivalent of one million dollars (US $1,000,000.00).

22.3         Distributor shall carry public liability or commercial general liability insurance covering all operations of Distributor arising out of or connected with this Agreement with limits of not less than ten million dollars ($10,000,000.00) per occurrence. Such insurance shall also provide, by endorsement or otherwise, for contractual liability and cross liability and provide a Vendors Broad Form Additional Insured Endorsement. If “claims made” policies are provided, Distributor shall maintain such policies for at least one year after the expiration of this Agreement.

22.4         Distributor shall carry comprehensive business automobile liability insurance, including bodily injury and property damage for all vehicles used in the performance of Distributor’s obligations under this Agreement, including but not limited to all owned, hired (or rented) and non-owned vehicles.  The limits of liability shall not be less than the local currency equivalent of one million dollars ($1,000,000.00) combined single limit for each incident, or whatever is required by local law or statute, whichever is higher. If injury to third-party passengers of such vehicles is not covered by the above insurance, then Distributor shall also maintain separate insurance to cover injury to such passengers.

22.5         Distributor agrees to name Xilinx as an additional insured on any and all general liability insurance policies it may have in effect from time to time or shall ensure that such policies contain a generic interest clause.

23.      USE OF TRADEMARKS/TRADENAMES

During the term of this Agreement, Distributor is authorized to use Xilinx’s trademarks, trade names and logos (collectively, the “Marks”) solely in connection with Distributor’s sale, advertisement and promotion of Products in the Territory, provided Distributor follows the instructions of Xilinx for the use thereof. Distributor shall not alter or remove the Marks from any Products.  Distributor shall cease to use any of such marks, names or logos within thirty (30) days following the effective date of termination of this Agreement.  Distributor shall promptly notify Xilinx in writing of any possible infringement of the Marks or of any claim or allegation that the Marks infringe the rights of any third party.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

24.      CO-OP FUNDS

The parties shall meet regularly and confer regarding co-operative advertising efforts, including projects such as promotion, advertising and training.  All particulars with respect to such projects shall be by mutual agreement.

25.      SOFTWARE

Xilinx’s software included in or as Products (for purposes of this Section, “Software Products”) is distributed pursuant to the terms of an End User License Agreement, a copy of which is provided as Exhibit D (the “EULA”). Distributor and its authorized Affiliates are authorized to distribute the Software Products to customers only in the condition and packaging in which received.  Distributor shall take such actions reasonably requested by Xilinx to ensure that all Software Products are distributed to end users in a fashion that ensures that they are subject to the EULA, as updated from time to time by Xilinx.  Additionally, when and if Distributor utilizes a Product that is or incorporates a Software Product, Distributor’s use shall be subject to the terms of the EULA that accompanies that software.  In the event of a conflict between this Agreement and the EULA accompanying the Software Product, the EULA shall govern.

26.      NOTICES

26.1         Any notice or other communication given or made under this Agreement shall be in writing and may be sent to the relevant party by pre-paid registered post, reputable over-night courier, or fax.  Notice will be effective if addressed pursuant to Section 26.3 notwithstanding any change of address or telefax number if the party has failed to provide notice of such change.

26.2         Unless the contrary is proved, each such notice or communication will be deemed to have been made if by post fourteen (14) days after posting, if by overnight courier three (3) days after dispatch or, if by fax, upon transmission, subject to the correct code or telefax number being received on the transmission report.

26.3         Notices shall be served to the parties as follows:

26.3.1      For Xilinx, notices shall be served to Xilinx at the addresses provided on Exhibit A, or as otherwise notified, and to the General Counsel, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124; fax: (408) 377-6137

26.3.2      For Distributor, notices shall be served to Distributor at the address provided on Exhibit A, or as otherwise notified, and to: Associate General Counsel, Avnet, Inc., 2211 S. 47th Street, Phoenix, AZ 85034; fax (480) 643-7667.

27.      AUDIT RIGHTS

27.1         All records prepared by or for Distributor in connection with this Agreement shall be preserved for a minimum of three (3) years from generation, or such longer periods as Xilinx may specify in writing.  Such obligation to maintain, make available and preserve records shall survive the termination of this Agreement.

27.2         Annually, or as necessary, and based on ten (10) business days working notice, Xilinx shall have the right, at its sole expense, except as otherwise provided herein, by itself and through representatives reasonably acceptable to Distributor, to examine and to audit:

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

27.2.1      all records and accounts containing transaction data for Xilinx’s Products and marketing programs;

27.2.2      Distributor’s systems, processes and internal controls; and

27.2.3      Distributor’s inventory tracking and management systems.

27.3         Claims resulting from an audit, in favor of either party, shall be limited to transactions occurring in the three (3) years immediately preceding the audit.   If this Agreement is terminated for cause based on Distributor’s default, Distributor shall pay for the reasonable costs of such audit.  Xilinx’s right to audit shall survive the termination of this Agreement.

28.      GENERAL

28.1         Independent Contractors.  It is understood and agreed that Xilinx and Distributor are independent contractors and each is engaged in the operation of its own business and neither will be considered the agent of the other for any purpose whatsoever.  Nothing contained in this Agreement will be construed to establish a relationship that would allow either party to make representations or warranties on behalf of the other or to bind the other except as expressly set forth herein.

28.2         No Assignment.  This Agreement may not be assigned in whole or in part by either party without the prior written consent of the other which shall not be unreasonably withheld.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

28.3         Compliance with Local Law. Distributor, in all of its activities, shall obey national and regional statutory requirements in the countries in which it operates.  Should any of the requirements stated in this Agreement or the Guidelines be in violation of the law in any country or territory, the local law should always take precedence.  In such case, however, Distributor shall notify Xilinx of the inability to comply.

28.4         Entire Agreement.  This Agreement, the Exhibits (including the NDA) attached hereto, and any Addendum and Participation Agreements constitute the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements relating thereto, written or oral, between the parties.  Amendments to this Agreement must be in writing, signed by the duly authorized officers of the parties, specifically stating that such amendments are made pursuant to this Section 28.4.

28.5         No Implied Waivers.  The failure of either party at any time to require performance by the other of any provision hereof shall not affect the right of such party to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of a provision itself.

28.6         Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or unenforceability of such provision in any other jurisdiction.

28.7         Survivorship.  All obligations and duties hereunder which shall by their nature extend beyond the expiration or termination of this Agreement, shall survive and remain in effect beyond any expiration or termination hereof.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

28.8         Force Majeure.  Neither party shall be liable for failure to fulfil its obligations under this Agreement or any purchase order issued hereunder or for delays in delivery due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of terrorism, war, acts or omissions of the other party, man-made or natural disasters, material shortages, strikes, delays in transportation or inability to obtain labour or materials through its regular sources.  The time for performance of any such obligation shall be extended for the time period lost by reason of the delay.

28.9         Conflicting Terms.  The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgement, confirmation, invoice, or any other document issued by either party effecting the purchase and/or sale of Products.

28.10       Consents and Approvals.  Any consents or approvals required hereunder shall not be unreasonably withheld.

28.11       Headings.  The Table of Contents, if any, and headings of paragraphs herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

28.12       Governing Law and Jurisdiction.  The parties hereto agree that this Agreement shall be governed by, and construed and interpreted in accordance with the law of State of California (except its choice of law rules).

28.13       Exhibits.  The following Exhibits shall be incorporated in this Agreement by reference herein.

Exhibit A:  Parties, Affiliates and Territories

Exhibit B:  Limited Warranty

Exhibit C:  Mutual Nondisclosure Agreement

Exhibit D:  End User License Agreement

28.14       Counterparts.  This Agreement may be signed in duplicate originals, or in separate counterparts, which are effective as if the parties signed a single original.  A facsimile of an original signature transmitted to the other party is effective as if the original was sent to the other party.

[SIGNATURE PAGE FOLLOWS]

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above set forth.

XILINX:

XILINX, INC.		XILINX IRELAND

By:	/s/ Chris Henry	By:	/s/ Paul McCambridge

Name: Chris Henry		Name: Paul McCambridge

Title: Director – Sales Operations		Title: Vice President & Managing Director

Date:	9-26-05	Date:	9-30-05

XILINX ASIA PACIFIC PTE. LTD.

By:	/s/ Kris Chellam

Name: Kris Chellam

Title: Director

Date:	10/4/05

DISTRIBUTOR:

By:	/s/ Harley Feldberg

Name: Harley Feldberg

Title: President, EM Global

Date:	9/15/05

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

EXHIBIT A

PARTIES, AFFILIATES
AND RELATED TERRITORIES

XILINX:

Xilinx, Inc., a Delaware corporation 2100 Logic Drive San Jose, CA 95124 USA	Xilinx Ireland, an Ireland unlimited company Logic Drive, City West Business Campus Saggart, Dublin, IRELAND

Xilinx Asia Pacific Pte. Ltd., a private Singapore company 1 Temasek Avenue, #27-01 Millenia Singapore Singapore 039192

DISTRIBUTOR:

Avnet Inc., 2211 S. 47th Street, Phoenix, AZ 85034

DISTRIBUTOR’S AFFILIATES:

[Note for Exhibit 10.1 filing: this Exhibit A is pending completion by Distributor]

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

EXHIBIT B

LIMITED WARRANTY

This warranty covers Xilinx’s semiconductor devices (“Hardware Products”).  Xilinx expressly excludes from this warranty engineering samples (ES) of Hardware Product, any customized devices, such as Xilinx’s Hardwire™ and EasyPath™ devices, software, IP Cores and any services.

Xilinx warrants that the Hardware Products, when delivered by Xilinx or Xilinx’s authorized distributor will be free from defects in material and workmanship and will substantially conform to Xilinx’s publicly available specifications in effect at the time of delivery for three (3) years following date of shipment. Buyer may not return Hardware Product without first obtaining a customer return material authorization (RMA) number from Xilinx. For any breach of warranty, Buyer’s exclusive remedy and Xilinx’s sole liability shall be, at the option of Xilinx, to replace or repair the affected Hardware Product, or to refund to Buyer the price of the Hardware Product depreciated over three (3) years on a straight-line basis.  In no event shall Xilinx be liable for any consequential or incidental damages or economic loss or loss of profits, business or goodwill. This warranty excludes Hardware Products that have been subject to abuse, misuse, mishandling, accident, alteration, neglect, unauthorized repair or installation, or procured through an unauthorized third party and this warranty shall not apply in the event of any act, error, neglect or default of the Buyer or any third party. Xilinx does not warrant that Hardware Products will be free from design defects or errors known as “errata.” This warranty does not extend to any implementation by Buyer in an application or environment that is not contained within Xilinx’s specifications or to the implementation itself.  Xilinx’s Hardware Products are not designed to be fail-safe and are not warranted for use as the principal mechanism in life-support applications or other applications that invoke potential risks of death, personal injury or severe property or environmental damage (“Critical Applications”).  Use of Xilinx’s Hardware Products in such Critical Applications is fully at the risk of Buyer. THE WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE.  XILINX MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In the absence of such written agreement, all such items are sold “as is” without warranty of any kind.

THE EXCLUSION OR LIMITATION OF LIABILITY UNDER WARRANTIES GIVEN HEREIN IS MADE ONLY TO THE EXTENT PERMITTED BY APPLICABLE LAW AND, WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING, NO SUCH PARTY SO EXCLUDING OR LIMITING ITS LIABILITY EXCLUDES OR LIMITS ITS LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY ITS NEGLIGENCE OR DEFECTIVE PRODUCTS.

This warranty is the only warranty made by Xilinx with respect to the Hardware Products delivered hereunder, and may be modified or amended only by a written instrument signed by a duly authorized officer of Xilinx and accepted by Buyer.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

EXHIBIT C

MUTUAL CONFIDENTIAL INFORMATION

NON-DISCLOSURE AGREEMENT

“DISTRIBUTOR”: Avnet, Inc., a company formed under the laws of the State of New York	“XILINX”: XILINX, INC. a company formed under the laws of the State of Delaware
2211 S. 47th Phoenix, AZ 85034 USA	2100 Logic Drive San Jose, California 95124 USA
CONTACT: Steve Larson, Director Corp. Contracts	CONTACT: Chris Henry
PHONE: (480) 643-7211	PHONE: 408-879-7138
FAX: (480) 643-7667	FAX:408-879-4876
E-MAIL: steven.larson@avnet.com	E-MAIL: chris.henry@xilinx.com

This Mutual Confidential Information Non-Disclosure Agreement (“Agreement”) between Xilinx and the Distributor identified above is made effective as of the last date executed by a party hereto (the “Effective Date”).

RECITALS

Xilinx is engaged in the business of developing, manufacturing and marketing certain integrated circuits and related products and services.

Distributor is engaged in the business of marketing and selling electronic devices.

Xilinx and Distributor have entered into a distribution agreement (the “Distribution Agreement”).  The parties recognize that during the course of the distribution relationship there shall be certain confidential information disclosed by each in connection with fulfilling the obligations as set forth in the Distribution Agreement (the “Purpose”).

Xilinx and Distributor desire to enter into this Agreement to provide protection for confidential information disclosed in connection with the Distribution Agreement.

NOW THEREFORE, in view of the Recitals and in consideration of the obligations and undertakings set forth below, Xilinx and Distributor agree as follows:

1.             Confidential Information.  “Confidential Information” shall mean  technical data sheets and specifications, product marketing roadmaps, and business and financial information and all other confidential and proprietary information of Xilinx, its customers, and Distributor all of which must be clearly identified by stamp or legend by the disclosing party as being proprietary or confidential (Confidential Information that is disclosed orally or visually shall be confirmed as confidential or proprietary in writing within ten (10) days after such disclosure) that does not fall under one of the exceptions of Paragraph 4 below and that is disclosed by one party (“Disclosing Party”) to the other party (“Receiving Party”).

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

2.             Use. Each Receiving Party agrees that it will use the Confidential Information disclosed to it solely for the Purpose set forth above.

3.             Duty of Non Disclosure. Xilinx and Distributor each agree to hold the other’s Confidential Information in confidence for the term of this Agreement and for a period of three (3) years after the termination or expiration of this Agreement, using the same degree of care each uses for its own Confidential Information (but not less than reasonable care), and not to knowingly disclose such Confidential Information to any third parties except its employees, consultants and Affiliated Companies, and employees and consultants of Affiliated Companies that a) have a need to know the Confidential Information disclosed hereunder for furtherance of the Purpose and b) are subject to confidentiality obligations no less restrictive than those set forth herein.  As used herein, an “Affiliated Company” means an entity which: (i) controls or is controlled by a party hereto or (ii) is under common control with a party hereto.  For this purpose, “control” means that more than fifty percent (50%) of the controlled entity’s shares or ownership interest representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by the controlling entity.

4.             Exceptions.  The obligations of confidentiality under this Agreement shall not apply to information designated as Confidential Information which (a) is already known to the Receiving Party at the time of disclosure without obligation of confidentiality, (b) is or becomes publicly known through no wrongful act of the Receiving Party; (c) is rightfully received by the Receiving Party from a third party without restriction on disclosure and without breach of this Agreement; (d) is approved for release by written authorization of the Disclosing Party; (e) was developed by the Receiving Party independently and without the use or benefit of any of the Confidential Information; or (f) is required to be disclosed by the Receiving Party pursuant to any order or requirement of a court, administrative agency, or any other governmental agency, provided that the Receiving Party shall give the Disclosing Party prompt written notice of such order or requirement and an opportunity to contest or seek an appropriate protective order.

5.             Limited rights. No license is granted by the Disclosing Party to the Receiving Party under any copyright, patent, mask work right, trade secret, or trademark owned by or licensed to the Disclosing Party.  Any use other than for the Purpose by the Receiving Party of any Confidential Information furnished by the Disclosing Party, may subject the Receiving Party to any rights and remedies available to the Disclosing Party under the copyright, patent, mask work, trademark and trade secret laws in effect at that time.

6.             No Warranty.  Disclosure of Confidential Information hereunder to the Receiving Party is done on an “AS IS” basis. None of the Confidential Information disclosed shall constitute any representation, warranty, assurance, guarantee or inducement by the Disclosing Party to the Receiving Party with respect to the accuracy or performance of the Confidential Information or to the infringement of trademarks, patents, copyrights, or other third party rights.

7.             Current and Future Development.  The Disclosing Party understands that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties that may be similar to Disclosing Party’s information.  Accordingly, nothing in this Agreement will be construed as a representation or inference that Receiving Party will not develop products or have products developed for it, that without violation of this Agreement, compete with the products, systems or services contemplated by Disclosing Party’s Confidential Information.

8.             Injunctive Relief.  The parties acknowledge and agree that any breach or threatened breach of this Agreement by the Receiving Party could cause harm to the Disclosing Party for which money damages may

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

not provide an adequate remedy.  The parties agree that in the event of such a breach or threatened breach of this Agreement, the Disclosing Party may seek temporary and permanent injunctive relief restraining the Receiving Party from disclosing or using, in whole or in part, any Confidential Information.

9.             Return of Confidential Information.  Upon the written request of the Disclosing Party, the Receiving Party shall promptly a) return to the Disclosing Party all plans, drawings, and other tangible items of Confidential Information furnished by the Disclosing Party and all copies thereof and notes therefrom, or, at the Disclosing Party’s option, b) certify in writing to the Disclosing Party that all such Confidential Information, including all copies and notes, has been destroyed.

10.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof.  This Agreement supersedes and repeals all previous negotiations, representations or understandings between the parties relating to the subject matter hereof and may not be modified or amended in any respect except in a writing signed by each party.

11.           Communications between the Parties. For purposes of this Agreement, the persons named above as the “Contact” for each party shall be such party’s principal contact for all communications concerning the subject matter of this Agreement.  Each party agrees to provide the other party with written notice if these contacts change.  Copies of all legal notices shall be directed to each party’s Legal Department.  Any notice or other communication to be given hereunder must be in writing and shall be deemed given and effective upon receipt, or if receipt is frustrated by the recipient, upon tender to the recipient.

12.           Governing Law.  This Agreement and its performance shall be governed by, subject to, and construed in accordance with the laws of the State of California (except its choice of law rules).

13.           Export Restrictions.  Each party shall adhere to all applicable export laws and regulations, including those administered by the U.S. Department of Commerce (U.S. Export Administration Regulations 15 CFR 730 et seq.), and shall not export, reexport, resell, transfer, or disclose, directly or indirectly, any technical data or products received from the other, or the direct product of such technical data or products, to any proscribed person, entity, or country, or foreign national thereof, unless properly authorized by the U.S. government.

14.           Termination of this Agreement.  Unless extended by the parties in writing, this Agreement shall be co-terminus with the Xilinx Master Distributor Agreement to which this Agreement is attached.  Either party may terminate this Agreement before that date by providing fifteen (15) calendar days written notice to the other party.  No termination shall affect either party’s obligations and rights herein with respect to information disclosed prior to termination.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

15.           Counterparts. This Agreement may be signed in duplicate originals, or in separate counterparts, which are effective as if the parties signed a single original.  A facsimile of an original signature transmitted to the other party is effective as if the original was sent to the other party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives and to be effective on and as of the Effective Date.

DISTRIBUTOR:		XILINX, INC.:

By:	/s/ Harley Feldberg	By:	Christopher A. Henry

	Harley Feldberg		Christopher A. Henry
	(Print Name)	(Print Name)

Title:	President, EM Global	Title:	Sr. Director, Sales Operations

Date:	September 15, 2005	Date:	9-26-05

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

EXHIBIT D

END USER LICENSE AGREEMENT

END USER LICENSE AGREEMENT BEFORE USING THIS SOFTWARE, CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS.  BY INSTALLING, COPYING OR USING THE SOFTWARE, YOU AGREE TO BE BOUND BY THE FOLLOWING TERMS AND CONDITIONS. IF YOU DO NOT AGREE TO THESE TERMS AND CONDITIONS, DO NOT INSTALL, COPY OR USE, THE SOFTWARE.  IF YOU HAVE ALREADY PURCHASED THE SOFTWARE, PROMPTLY RETURN IT TO THE PLACE WHERE YOU OBTAINED IT AND YOUR MONEY WILL BE REFUNDED.

1.             License.  XILINX, Inc. (“XILINX”) hereby grants you a nonexclusive license to use the software and related documentation (“Software”) solely for your use in developing designs for XILINX Programmable Logic devices.  You may not use the Software, its products, or outputs, to program or develop designs for non-XILINX devices or products.  XILINX and its licensors own and retain title to the Software and to any patents, copyrights, trade secrets and other intellectual property rights therein. Except as expressly provided herein, no right, title or other interest in or to the Software is transferred.

2.             Registration and Transfer.  Each licensed user must register with XILINX, and the Software may be used solely by such licensed user, provided that any licensed user may install a copy of the Software on multiple computers, none of which will be used simultaneously by such user. You may transfer the Software, including any backup copy of the Software you may have made, the related documentation, and a copy of this License to another user only with XILINX’s consent (which shall not be unreasonably withheld), and provided (i) the subsequent user reads and agrees to accept the terms and conditions of this License and registers with XILINX, and (ii) you retain no copies of the Software yourself.

3.             Restrictions.  The Software contains copyrighted material, trade secrets and other proprietary information. You may not decompile, reverse engineer, disassemble, or otherwise reduce the Software to human-perceivable form. You may not modify or prepare derivative works of the Software. You may not publish or disclose the results of any benchmarking of the Software or use such results for your own competing development activities without the prior written permission of XILINX.

4.             Term and Termination.  You may terminate this License at any time by destroying the Software and all copies thereof.  XILINX may terminate this License by written notice if you are in material breach of any of its obligations and fail to cure such breach within 30 days after receipt of written notice of such breach. Upon termination, you must destroy the Software and all copies thereof.

5.             Governmental Use. The Software is commercial computer software developed exclusively at XILINX’s expense.  Accordingly, pursuant to the Federal Acquisition Regulations (FAR) Section 12.212 and Defense FAR Supplement Section 227.2702, use, duplication and disclosure of the Software by or for the Government is subject to the restrictions set forth in this License.

6.             Export Restriction.  You agree not to export or reexport the Software in any form without the appropriate government licenses.

7.             Third Party Beneficiary.  You understand that portions of the Software and related documentation have been licensed to XILINX from third parties and that such third parties are intended third party beneficiaries of the provisions of this License.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

D-1

8.             Limited Warranty and Disclaimer.  XILINX warrants that, for a period of ninety (90) days from the date of delivery to you of the software as evidenced by a copy of your receipt, the media on which the Software is furnished will, under normal use, be free from defects in material and workmanship.  Subject to applicable laws:  (1) XILINX’s and its licensors’ entire liability to you and your exclusive remedy under this warranty will be for XILINX, at its option, after return of the defective Software media, to either replace such media or to refund the purchase price paid therefore and terminate this License;  (2) EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTY, THE SOFTWARE IS PROVIDED TO YOU “AS IS”; (3) XILINX AND ITS LICENSORS MAKE AND YOU RECEIVE NO OTHER WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND XILINX AND ITS LICENSORS SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGE-MENT, OR FITNESS FOR A PARTICULAR PURPOSE.  XILINX does not warrant that the functions contained in the Software will meet your requirements, or that the operation of the Software will be uninterrupted or error free, or that the defects in the Software will be corrected.  Furthermore, XILINX does not warrant or make any representations regarding use or the results of the use of the Software in terms of correctness, accuracy, reliability or otherwise.

9.             LIMITATION OF LIABILITY.  SUBJECT TO APPLICABLE LAWS:  (1) IN NO EVENT WILL XILINX OR ITS LICENSORS BE LIABLE FOR ANY LOSS OF DATA, LOST PROFITS, COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM THE USE OR OPERATION OF THE SOFTWARE OR ACCOMPANYING DOCUMENTATION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY; (2) THIS LIMITATION WILL APPLY EVEN IF XILINX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; (3) THIS LIMITATION SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES HEREIN.  THE LIMITATIONS OF REMEDIES AND DAMAGES IN THIS SOFTWARE LICENSE SHALL NOT APPLY TO PERSONAL INJURY (INCLUDING DEATH) TO ANY PERSON CAUSED BY XILINX’S NEGLIGENCE AND ARE SUBJECT TO THE PROVISION SET OUT BELOW UNDER THE HEADING “GOVERNING LAW.”

10.           Governing Law.  This License shall be governed by the laws of the State of California, without reference to conflict of laws principles.

11.           General.  If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.  This License constitutes the entire agreement between the parties with respect to the use of this Software and related documentation, and supersedes all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

D-2

ADDENDUM A

DISTRIBUTOR INVENTORY RELIEF

Xilinx sells Product to Distributor at the Price which is noted in the Distributor Cost (DC) column per Xilinx’s Price Book.  Due to a variety of factors, variances can exist between the Price and the Adjusted Distributor Cost (ADC) after Distributor sells through to an end customer. In order to provide for cash flow relief to Distributor, Xilinx will provide working capital relief on Distributor’s inventory up to the days supply goal communicated in Xilinx’s Guidelines.  Xilinx will implement the terms of the Distributor Inventory Relief (DIR) Program as follows:

DIR will be calculated each month by Xilinx to determine an average discount factor to apply to ending on hand (EOH) inventory held by Distributor, limited to the days supply goal.  The calculation will be as follows:

[* * *]

Within three weeks of the close of each Xilinx fiscal month, the prior month’s DIR debit or credit will be reversed and a new debit or credit will be issued on the same day, and will be payable or available for application toward Distributor’s payment on thirty (30) day terms.

As conditions to the above, the parties agree to the following:

The days supply goal shall be [* * *] days commencing [* * *];

Any changes to the days supply goal shall be reasonably determined by Xilinx upon prior consultation with Distributor;

Xilinx will provide Distributor [* * *] written notice of a change to the days supply goal; and

In the event of significant unforeseen circumstances such as an event of force majeure, the parties will consult in regard to any necessary adjustments to the DIR program.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.

ADDENDUM B

Currency Exchange Rate Risk Sharing Program

Xilinx invoices and transacts all debits and credits with Distributor in U.S. dollars.  To the extent Distributor’s resale price to the end customer is quoted in local currency other than the U.S. dollar, Xilinx calculates the Adjusted Distributor Cost (ADC) in U.S. dollars using the monthly accounting exchange rate in effect on the quote date (as maintained on Xilinx’s FOX system).  This rate is as quoted on Bank of America’s web page on the last day of the prior month.  Quotes with a Suggested Resale Price (SRP) in local currency are generally effective for a maximum of six months.  Distributor accepts the risk of exchange rate fluctuations for the duration of each quote.  In order to partially offset some of this risk, Xilinx and Distributor agree to the following Currency Exchange Rate Risk Sharing Program.

The program will be activated only when the average monthly local currency / $ exchange rate increases or decreases by more than [* * *] percent [* * *] compared to the prior quarter’s average rate.  The source for the daily exchange rates used to calculate both the current month’s average and the prior quarter’s average will be the Bank of America web page as follows:

https://bofacapital.bankofamerica.com/CapitalMarkets/CapitalMarketsOverview.jsp

Xilinx and Distributor will share equally the incremental change in the exchange rate above [* * *] percent [* * *] multiplied by Distributor’s net cash payments to Xilinx for the current month.  The debit or credit will be processed within the first payment cycle in the subsequent month and will be payable or available for application toward Distributor’s payment on [* * *] day terms.

XILINX CONFIDENTIAL

Note: Confidential treatment has been requested for the portion of this Exhibit 10.1 designated with [* * *].  The copy filed herewith omits the information subject to the confidentiality request.  A complete version of this Exhibit has been filed separately.